Exhibit 99.1

World Acceptance Announces Pricing of $300.0 Million of Senior Notes Due 2026

GREENVILLE, S.C.--(BUSINESS WIRE)--September 22, 2021--World Acceptance Corporation (NASDAQ: WRLD) (“World Acceptance” or “the Company”) today announced that it priced its $300.0 million aggregate principal amount of senior notes due 2026 (the “notes”) in its previously announced private offering in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes will bear interest at an annual rate of 7.0%. The Company expects to close the offering on or about September 27, 2021, subject to the satisfaction of customary closing conditions.

The notes will be guaranteed on a senior unsecured basis by certain of World Acceptance’s existing subsidiaries that are borrowers or guarantors under the Company’s senior secured revolving credit facility (the “revolving credit facility”).

World Acceptance intends to use the proceeds from the notes offering to repay a portion of the outstanding borrowings under the revolving credit facility and to pay related transaction fees and expenses. Proceeds applied to repay a portion of the outstanding borrowings under the revolving credit facility will not reduce the lenders’ commitments thereunder. Amounts applied to repay a portion of the outstanding borrowings under the revolving credit facility may be reborrowed, subject to the terms of the revolving credit facility.

The notes and the related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and to non-U.S. persons in reliance on Regulation S under the Securities Act. The offer and sale of the notes and related guarantees have not been and will not be registered under the Securities Act or any state securities laws, and unless so registered, the notes and related guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About World Acceptance Corporation

Founded in 1962, World Acceptance Corporation (NASDAQ: WRLD) is one of the largest small-loan consumer finance companies in the nation, helping over one million customers annually to unlock their “Financial Good.” Headquartered in Greenville, South Carolina, and operating more than 1,200 community-based branches in 16 states, World Acceptance offers the strength and technology of a national financial institution with the personal service of a local neighborhood branch. Services include fixed rate and payment personal loan solutions and personal tax preparation and filing.

Cautionary Note Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs and assumptions, as well as information currently available to management. Statements other than those of historical fact, as well as those identified by the words “anticipate,” “estimate,” “intend,” “plan,” “expect,” “believe,” “may,” “will,” “should,” "would," "could," "continue," "forecast," and any variation of the foregoing and similar expressions are forward-looking statements. Although the Company believes that the expectations reflected in any such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Any such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual financial results, performance or financial condition may vary materially from those anticipated, estimated or expected. Therefore, readers should not rely on any of these forward-looking statements. Additional information regarding these and other important factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements are discussed in Part I, Item 1A. “Risk Factors” in the Company’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2021, as filed with the U.S. Securities and Exchange Commission (the “SEC”), and the Company’s other reports filed with, or furnished to, the SEC from time to time. The Company does not undertake any obligation to update any forward-looking statements it makes, except as required by law. The Company is also not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

Contacts

John L. Calmes, Jr.
Chief Financial and Strategy Officer
(864) 298-9800